VIRGINIA MINES INC.

PROXY SOLICITED BY THE MANAGEMENT

The undersigned, shareholder of Virginia Mines Inc. (the “Corporation”), holding _______________common shares, hereby designates André Gaumond or failing him, André Lemire, or instead of them (1) (4) ______________as proxy to act and vote for the undersigned in respect of all matters that may come before the annual meeting of shareholders of the Corporation to be held in the Charles Aubert de la Chesnay Room of the Auberge St-Antoine, 8 St. Antoine Street, Québec, Québec on Wednesday, June 26, 2013 at 10:00 a.m. (Québec time), and at any adjournment thereof, with authority to vote as specified below and as provided in the management proxy solicitation circular:

1)	To elect the directors of the Corporation:
	• André Gaumond	☐ For ☐ Withhold from voting

	• André Lemire	☐ For ☐ Withhold from voting

	• Claude St-Jacques	☐ For ☐ Withhold from voting

	• Mario Jacob	☐ For ☐ Withhold from voting

	• Pierre Labbé	☐ For ☐ Withhold from voting

2)	To appoint the auditors and to authorize the Board of Directors to fix the auditors' remuneration	☐ For ☐ Withhold from voting

3)	To obtain the approval of unallocated stock options	☐ For ☐ Against

4)	To obtain the approval of by-law 2013-1 – advance notice requirement for the election of directors	☐ For ☐ Against
DATED: ____________________________2013 (2)		_____________________________________ Signature of shareholder (3)

NOTES:

(1)

Shareholders have the right to designate any other person (who need not be a shareholder), other than the persons indicated herein, to attend and act on their behalf at the meeting, by inserting such other person's name in the blank space provided.

(2)

If undated, this form of proxy shall be deemed to be dated as of the mailing date by the person making the solicitation.

(3)

This form of proxy must be signed by the shareholder or by his attorney duly authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized in writing.

(4)

The proxyholder may vote in the way he considers advisable on amendments and on new points brought before the meeting.

To vote using a touch-tone telephone, Dial the following number: 1-866-217-7057	To vote using the internet Go to the following web site: www.proxypush.ca/vgq

If you vote by telephone or by internet, DO NOT mail back this proxy

Proxies may also be transmitted by email to the transfer agent at the following address: proxy@canstockta.com

YOUR CONTROL NUMBER:

**If you want to vote by phone or internet, you will need your control number**